Exhibit 10.6

HUTCHINSON TECHNOLOGY INCORPORATED

1996 INCENTIVE PLAN

(As Amended and Restated October 10, 2008)

1. Purpose. The purpose of the 1996 Incentive Plan (the “Plan”) is to promote the interests of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), and its shareholders by providing personnel of the Company and any subsidiaries thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability. This Plan provides for the issuance of certain awards consisting of stock options and stock appreciation rights (“SARs”) granted as provided in section 5 hereof and stock awards granted as provided in section 6 hereof. It is intended that the Plan and all awards granted pursuant to it will not provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations or guidance issued thereunder by the Internal Revenue Service or Department of the Treasury (“Section 409A”), and the Plan will be administered consistent with that intent.

2. Administration.

(a) General. This Plan shall be administered by a committee of two or more directors of the Company (the “Committee”) appointed by the Company’s Board of Directors (the “Board”). If the Board has not appointed a committee to administer this Plan, then the outside directors of the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. No director shall serve as a member of the Committee unless such director shall be a “non-employee director” as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

(b) Indemnification. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder, and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

(c) Delegation of Authority. To the extent permitted by law, the Committee may delegate all or any part of its authority under this Plan to the chief executive officer of the Company for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Individuals”). The chief executive officer of the Company may, in turn, delegate such authority to such other officer of the Company as the chief executive officer may determine.

3. Shares. Awards under this Plan may consist of any one or more of stock options (either incentive stock options or non-qualified stock options), SARs or stock awards. The shares that may be made subject to awards granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.01 per share (“Shares,” and each individually a “Share”), and they shall not exceed 6,750,000 Shares in the aggregate, any or all of which may be awarded in the form of incentive stock options, subject to adjustment as provided in section 14 below. If any award lapses, terminates or is forfeited for any reason before such award has been completely exercised or fully vested, the Shares covered by the unexercised or unvested portion of such award may again be made subject to awards granted under this Plan. Any Shares subject to an award that is settled in cash in lieu of Shares may again be made subject to awards granted under this Plan. SARs that are settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of

Shares actually issued upon settlement of the SARs. No fractional Shares may be issued under the Plan, and in connection with any calculation under the Plan that would otherwise result in the issuance or withholding of a fractional Share, the number of Shares will be rounded down to the nearest whole Share.

4. Eligible Participants. Stock awards, SARs and options may be granted under this Plan to any full-time employee of the Company, or any parent or subsidiary thereof, including any such person who is also an officer or director of the Company or any parent or subsidiary thereof. Stock awards and non-statutory stock options (as defined in paragraph 5(a) below) also may be granted to (i) any other employee of the Company, or any parent or subsidiary thereof, (ii) any director of the Company who is not an employee of the Company or any parent or subsidiary thereof, (iii) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant, and (iv) any individual or entity that the Company desires to induce to become an employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to “employed,” “employment” and similar terms (except “employee”) shall include the providing of services in the capacity of an advisor or consultant or as a director. The employees and other individuals and entities to whom awards may be granted pursuant to this section 4 are referred to herein as “Eligible Participants.”

5. Terms and Conditions of Employee, Advisor, Consultant and Director Options and Stock Appreciation Rights.

(a) General. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine (i) options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine, and/or (ii) SARs, each representing the right to receive upon exercise an amount, payable in Shares, cash or a combination of Shares and cash, equal to the difference between the Fair Market Value (as defined in section 8 below) of one Share as of the date of exercise and the per Share exercise price of the SAR (determined as provided in section 5(b)). In determining the Eligible Participants to whom options and SARs shall be granted and the number of Shares to be covered by each option or SAR, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. The date and time of approval by the Committee of the granting of an option or SAR shall be considered the date and the time of the grant of such option or SAR. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an “incentive stock option” (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any amendment thereto) or a non-statutory stock option (an option granted under this Plan that is not intended to be an “incentive stock option”). The Committee may grant both incentive stock options and non-statutory stock options to the same employee. However, if an incentive stock option and a non-statutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in section 8 below) of Shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as non-statutory stock options. The maximum number of Shares subject to options and SARs that may be granted to any one Eligible Participant under the Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to section 14 hereof). Notwithstanding the foregoing, no incentive stock option may be granted under this Plan unless this Plan is approved by the shareholders of the Company within twelve months after the effective date of this Plan. SARs may be awarded in tandem with options, and such tandem awards shall provide that to the extent that either form of award is exercised with respect to a specified number of Shares, such exercise will automatically effect the cancellation of the other form of award with respect to an equal number of Shares.

(b) Exercise Price. The exercise price of an option means the amount for which a Share may be purchased upon the exercise of the option, while the exercise price of an SAR means the amount per share that is subtracted from the Fair Market Value in determining the amount payable upon exercise of the SAR. The exercise price of an option or SAR shall be fixed by the Committee, subject, however, to the remainder of this paragraph 5(b). For non-statutory stock options and SARs, such exercise price may be set at any price the Committee may determine; provided, however, that such exercise price shall be not less than 100% of the Fair Market Value of a Share on the date of grant. For incentive stock options, such exercise price shall be not less than 100% of the Fair Market Value of a Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a “10% Shareholder”), such exercise price shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

(c) Vesting and Exercisability. Each option or SAR award agreement provided for in section 7 shall specify when the applicable option or SAR granted under this Plan shall vest and become exercisable with respect to the Shares covered by the option or SAR. Subject to sections 11, 12 and 13, no portion of any option or SAR granted under this Plan after November 30, 2004 shall vest and become exercisable with respect to the Shares covered thereby before the date one year following the date of grant, and no such option or SAR shall be fully vested and exercisable before the date that is three years after the date of grant. Notwithstanding the foregoing, the Committee may provide for the acceleration of the vesting and exercisability of any option or SAR granted under this Plan in connection with an employee’s termination of employment from the Company after such employee has reached the age of 55 and has been employed by the Company for at least 10 years (whether or not consecutive).

(d) Termination. Each option or SAR granted pursuant to this section 5 shall expire, and all rights to purchase Shares or receive payment thereunder shall terminate, at 5:00 p.m. Central Time on the earliest of:

(i) ten years after the date such option or SAR is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option or SAR is granted;

(ii) the expiration of the period after the termination of the participant’s employment within which the option or SAR is exercisable as specified in paragraph 11(b) or 11(c), whichever is applicable (provided that the Committee may, in any option or SAR award agreement provided for in section 7 or by Committee action with respect to any outstanding option or SAR, extend the periods specified in paragraph 11(b) or 11(c)); or

(iii) the date, if any, fixed for cancellation pursuant to paragraph 12(c) or section 13 below.

The applicable date specified in this paragraph 5(d) will be the termination date regardless of whether or not such date is a business day.

(e) Repricing. Except as provided in section 14, neither the Board nor the Committee shall cause the Company to reduce the exercise price of any outstanding option or SAR, whether through amendment, exchange of awards, or other means, without the approval of the shareholders of the Company.

6. Terms and Conditions of Employee, Advisor, Consultant and Director Stock Awards. The Committee may, from time to time during the term of this Plan, grant stock awards to such Eligible Participants as the Committee may determine, such stock awards consisting of grants of Shares to be issued to the designated Eligible Participants. In determining the Eligible Participants to whom stock awards shall be granted and the number of Shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to any stock award to an Eligible Participant other than an employee of the Company may be unrestricted. Shares issued pursuant to any stock award to an Eligible Participant may be subject to such conditions, limitations and restrictions, if any, as the Committee may determine. If the Committee grants to an employee a stock award that vests with the passage of time, such stock award shall provide that no more than one-third of the Shares subject to that stock award may vest in any year (except that a stock award which vests with the passage of time may provide for accelerated vesting in whole or in part as a result of the attainment of an annual performance target). Subject to the provisions of the Plan, the Committee may provide for the acceleration of the vesting of and the lapse of restrictions on a stock award in connection with a Change of Control, an employee’s death or Disability (as defined in section 11(d)), or an employee’s termination of employment from the Company after such employee has reached the age of 55 and has been employed by the Company for at least 10 years (whether or not consecutive). The maximum number of Shares that may be granted as stock awards under this Plan shall not exceed 150,000 (subject to adjustment pursuant to section 14 hereof) and the maximum number of Shares that may be granted to any one Eligible Participant pursuant to any stock award under this Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to section 14 hereof).

7. Award Agreements. Except for stock awards that involve only the immediate issuance of unrestricted Shares, all awards granted under this Plan shall be evidenced by a written or electronic agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate the type of award and, if an option award, whether the options being granted thereunder are non-statutory stock options or incentive stock options. An award will not become effective unless acceptance of the award agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the award agreement is sent to the participant.

8. Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date in question or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the NASDAQ Global Select Market or any similar system then in use or, if Shares are not included in the NASDAQ Global Select Market or any similar system then in use, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the NASDAQ Global Market, NASDAQ Capital Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith and in a manner consistent with Section 409A to be 100% of the fair market value of a Share as of the date in question.

9. Manner of Exercise of Options and SARs.

(a) Notice of Exercise. A person entitled to exercise an option or SAR granted under this Plan may, subject to the terms and conditions of the applicable award agreement and the terms and conditions of this Plan, exercise the vested portion of the award in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Vice President, Human Resources, of written or electronic notice of exercise, specifying the number of Shares with respect to which the option or SAR is being exercised, or by such other means as the Board or Committee may approve.

(b) Payment of Option Exercise Price. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered to the participant upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

(c) Exercise of SARs. Upon exercise of an SAR, the participant shall receive from the Company Shares, cash or any combination of Shares and cash as the Committee shall determine in its sole discretion at the time of grant of the SAR. The amount of cash and/or the Fair Market Value of Shares received upon the exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SAR exceeds the exercise price of the Shares. If, on the date an SAR expires, (i) the exercise price of such SAR is less than the Fair Market Value on such date, and (ii) any vested portion of such SAR has not yet been exercised, then such SAR shall automatically be deemed to be exercised as of such date with respect to such vested portion.

10. Tax Withholding. A participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. A participant may be required to pay the Company a cash amount equal to the amount of any required withholdings. The Committee may permit payment of such amount by a process in which the participant irrevocably instructs a broker to sell a sufficient number of Shares to pay such withholding tax obligations and to remit the proceeds to the

Company. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any award agreement provided for in section 7 (or provide by Committee action with respect to any outstanding award) that a participant may cover all or any part of the minimum statutory tax withholding requirement in connection with an award through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person exercising the option or SAR or through a subsequent return to the Company of Shares delivered to the participant pursuant to the award (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

11. Transferability and Termination of Employment.

(a) Transferability. During the lifetime of a participant, only such participant or his or her guardian or legal representative may exercise options or SARs granted under this Plan, and except as provided in this paragraph 11(a), no option or SAR granted under this Plan shall be assignable or transferable by the participant otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any participant may transfer a non-statutory stock option or SAR granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the award agreement with respect to such option or SAR expressly so provides either at the time of initial grant or by amendment to an outstanding award agreement, and (ii) the participant does not receive any consideration for the transfer. Any options or SARs held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options or SARs immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option or SAR has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable award agreement. For purposes of any provision of this Plan relating to notice to a participant or to vesting or termination of an option or SAR upon the death, Disability (as defined in section 11(d)) or termination of employment of a participant, the references to “participant” shall mean the original grantee of an option or SAR and not any transferee.

(b) Termination of Employment During Lifetime. During the lifetime of a participant, an option or SAR granted to such participant may be exercised only while the participant is employed by the Company or by a parent or subsidiary thereof, and only if such participant has been continuously so employed since the date the option or SAR was granted, except that:

(i) if a participant’s employment is terminated other than due to Disability (as defined in paragraph 11(d)) or by the Company for Cause (as defined in subparagraph 12(b)(iv) below), an option or SAR shall continue to be exercisable for three months after termination of the participant’s employment (provided, however, that if (a) the participant has been employed by the Company for at least ten years (whether or not consecutive), and (b) the participant’s employment with the Company terminates after the participant has reached age 55, then an option or SAR shall continue to be exercisable at any time within three years after termination of the participant’s employment), but only to the extent that the option or SAR was exercisable immediately prior to such participant’s termination of employment;

(ii) if a participant’s employment is terminated due to Disability, an option or SAR shall continue to be exercisable within three years after termination of such optionee’s employment;

(iii) if a participant’s employment is terminated by the Company for Cause, all option and SAR awards to the participant will terminate immediately upon such termination of employment; and

(iv) as to any participant whose termination occurs following a declaration pursuant to section 13 below, an option or SAR may be exercised at any time permitted by such declaration.

(c) Termination Upon Death. With respect to a participant whose employment terminates by reason of death, any option or SAR granted to such participant may be exercised within three years after the death of such participant.

(d) Vesting Upon Disability or Death. If a participant’s employment with the Company or any parent or subsidiary thereof terminates due to the Disability (as hereinafter defined) or death of the participant, any option or SAR granted to such participant that was not previously vested and exercisable shall become immediately vested and exercisable in full if the participant shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option or SAR was granted and the date of such termination. “Disability” of a participant shall mean any physical or mental incapacitation whereby such participant is therefore unable for a period of six consecutive months to perform his or her duties for the Company or any parent or subsidiary thereof. “Disabled,” with respect to any participant, shall mean that such participant has incurred a Disability.

(e) Transfers, Leaves of Absence and Change in Status. Neither the transfer of employment of a person to whom an award is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. Similarly, any change in status from an employee to an advisor or consultant to the Company or any parent or subsidiary thereof shall not be deemed a termination of employment for purposes of this Plan. The terms “parent” or “parent corporation” and “subsidiary” as used in this Plan shall have the meaning ascribed to “parent corporation” and “subsidiary corporation”, respectively, in Sections 424(e) and (f) of the Code.

(f) Right to Terminate Employment. Nothing contained in this Plan, or in any award agreement granted pursuant to this Plan, shall confer upon any participant any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such participant’s employment at any time.

(g) Expiration Date. In no event shall any option or SAR be exercisable at any time after the time it shall have expired in accordance with paragraph 5(d) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

12. Change in Control.

(a) Definition. For purposes of this Plan, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(i):

(A)	any acquisition or beneficial ownership by the Company or a subsidiary;

(B)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(C)	any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(ii) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company, or (C) any individual elected or appointed by the Board of Directors of the Company to fill a vacancy on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill a newly-created directorship;

(iii) The consummation of a reorganization, merger or consolidation of the Company, a statutory exchange of outstanding Voting Securities of the Company, or a sale or other disposition (in one or a series of transactions) of all or substantially all of the assets of the Company (each, a “Transaction”), unless immediately following such Transaction, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such Transaction beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the surviving or acquiring entity resulting from such Transaction in substantially the same proportions as their ownership, immediately prior to such Transaction, of the Voting Securities and Shares of the Company, as the case may be; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b) Effect of a Change in Control. Upon the occurrence of a Change in Control, outstanding options that were granted before January 30, 2008 will be treated as described in subparagraph 12(b)(i), outstanding options and SARs granted on or after January 30, 2008 will be treated as described in subparagraph 12(b)(ii), and outstanding stock awards will be treated as described in subparagraph 12(b)(iii).

(i) If a Change in Control of the Company shall occur, then, without any action by the Committee or the Board, each option granted under this Plan before January 30, 2008 and not already exercised in full or otherwise terminated, expired or canceled shall become immediately vested and exercisable in full.

(ii) If, in connection with a Change in Control of the Company, any outstanding option or SAR award is neither (A) continued in effect by the Company, (B) assumed or replaced by the surviving or successor corporation or its direct or indirect parent in a manner that complies with Sections 424 and 409A of the Code with a comparable equity award that preserves the existing value of the award at the time of the Change in Control and includes a vesting/exercisability schedule that is the same as or more favorable to the participant, or (C) canceled as provided in paragraph 12(c) or section 13, then such outstanding option(s) or SAR(s) shall vest and become fully exercisable upon the effective date of the Change in Control. If any outstanding option or SAR is continued, assumed or replaced as provided in the previous sentence, and if within two years after the Change in Control a participant experiences an involuntary termination of employment by the Company for reasons other than Cause (as defined in subparagraph 12(b)(iv) below), then all of the participant’s outstanding and unvested options and SARs shall fully vest and become exercisable and shall remain exercisable for one year after the date his or her employment is terminated.

(iii) If, in connection with a Change in Control of the Company, any outstanding and unvested stock award is either (A) continued in effect by the Company, or (B) assumed or replaced by the surviving or successor corporation or its direct or indirect parent in a manner that complies with Sections 424 and 409A of the Code with a comparable equity award that preserves the existing value of the award at the time of the Change in Control and includes a vesting schedule that is the same as or more favorable to the participant, and if within two years after the Change in Control a participant experiences an involuntary termination of employment by the Company for reasons other than Cause (as defined in subparagraph 12(b)(iv) below), then all of the participant’s outstanding and unvested stock awards shall fully vest. If any outstanding and unvested stock award is not continued, assumed or replaced in connection with a Change in Control as provided in the previous sentence, then the effect of the Change in Control on any outstanding and unvested stock award shall be as specified in the applicable stock award agreement.

(iv) For purposes of this Plan, “Cause” shall have the meaning ascribed to it in a participant’s employment or award agreement, or in the absence of any such agreement or any such defined term in such agreement, shall mean (A) the participant’s material breach of any confidentiality, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any subsidiary, (B) an act or acts of dishonesty undertaken by the participant resulting in gain or personal enrichment of the participant at the expense of the Company, (C) persistent failure by the participant to perform the duties of the participant’s employment, (D) any failure by the participant to materially conform to the Company’s business conduct or ethics code, or (E) the indictment or conviction of the participant for a felony.

(c) Cash Payment. If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any option or SAR affected thereby, may determine that some or all outstanding options and SARs shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled options and SARs shall receive, with respect to the options and SARs cancelled, as of the date of such cancellation, cash in an amount, for each Share subject to an option or SAR, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options or SARs.

(d) Limitation on Change in Control Payments. Notwithstanding anything in paragraph 12(b) or 12(c) above or section 13 below to the contrary, if, with respect to a participant, the acceleration of the vesting and exercisability of an option, SAR or stock award, or the payment of cash in exchange for all or part of an option or SAR as provided in paragraph 12(c) above or section 13 below (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such participant has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then such acceleration and payments pursuant to paragraph 12(b) or 12(c) above or section 13 below shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

13. Dissolution, Liquidation, Merger. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company, or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an “Event”), the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options and SARs granted under this Plan by the substitution, in lieu of such options and SARs, of options to purchase or SARs whose value is measured by appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation (so long as such substitution is effected in a manner that will not be deemed to result in the grant of a new stock right within the meaning of Section 409A) or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option or SAR as of such effective date over (B) the exercise price per Share of the Shares subject to such option or SAR, times (y) the number of Shares covered by such option or SAR, or (ii) declare, at least twenty days prior to the Event, and provide written notice to each participant of the declaration, that each outstanding option and SAR, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled option or SAR to each holder of an option or SAR that is cancelled, of cash equal to the amount (if any), for each Share covered by the canceled option or SAR, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option or SAR. At the time of any declaration pursuant to clause (ii) of the first sentence of this section 13, each option or SAR that has not previously expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan shall immediately become exercisable in full and each holder of an option or SAR shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option or SAR as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 13, each outstanding option or SAR granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this section 13. Notwithstanding the foregoing, no person holding an option or SAR shall be entitled to the payment provided in this section 13 if such option or SAR shall have expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan. For purposes of this section 13, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

14. Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) shall, without the consent of any holder of an award, make such adjustments as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan, the sublimits on individual awards and certain forms of awards specified in paragraph 5(a) and section 6, and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities subject to stock awards or issuable upon exercise of outstanding options and SARs and the exercise price thereof. No adjustment pursuant to this section to an award shall be made in a manner that would be deemed to result in the grant of a new stock right within the meaning of Section 409A.

15. Substitute Awards. Options or SARs may be granted under this Plan from time to time in substitution for stock options or SARs held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options or SARs so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options or SARs in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

16. Compliance With Legal Requirements.

(a) General. No Shares distributable under this Plan shall be issued and delivered unless the issuance of such Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

(b) Rule 16b-3. With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

18. Amendment and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of an award, have a material adverse impact on the rights of such holder under any award previously granted under this Plan. To the extent necessary to comply with applicable laws, regulations or stock exchange rules, any such amendments will be submitted to the shareholders of the Company for their approval. No amendment to the Plan or any award agreement issued under the Plan that is necessary to comply with applicable laws or to avoid characterization of any award under the Plan as a deferral of compensation under Section 409A of the Code will be considered to have a material adverse impact on the rights of any holder of an award.

19. Term.

(a) Effective Date. This Plan shall be effective as of November 19, 1996, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than March 31, 1997. Awards may be granted hereunder prior to such shareholder approval, but such awards shall be subject to such shareholder approval. If this Plan is not so approved by such holders, any awards granted under this Plan subject to such approval shall be null and void.

(b) Termination. This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under section 18 above. No award of an incentive stock option shall be made under this Plan after December 1, 2014 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.